UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2006 (June 20, 2006)

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Adoption of Equity Compensation Plan

On June 20, 2006 (the “Effective Date”), the Registrant’s shareholders approved the adoption of the World Fuel Services Corporation 2006 Omnibus Plan (the “2006 Plan”). The 2006 Plan replaces the World Fuel Services Corporation 2001 Omnibus Plan, the 1993 Non-Employee Directors Stock Option Plan, and any other prior long-term incentive plan maintained by the Registrant (the “Prior Plans”). As a result of the adoption of the 2006 Plan, no further awards will be made under the Prior Plans.

Under the terms of the 2006 Plan, the Compensation Committee of the Registrant’s Board of Directors, or its designee, are authorized to make awards consisting of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock based awards, performance shares and performance units. The persons eligible to receive awards under the 2006 Plan are the employees, officers, and members of the Board of Directors of the Registrant and its subsidiaries, and any consultant or other person who performs services for the Registrant or its subsidiaries. The maximum number of shares of the Registrant’s common stock (“Stock”) that may be delivered to participants under the 2006 Plan is equal to the sum of (i) 1,500,000 shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plans as of the Effective Date; (iii) and any shares of Stock that are represented by awards granted under the 2006 Plan or the Prior Plans which are forfeited, expire or are cancelled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Registrant.

Attached as Exhibit 10.1 hereto is a copy of the 2006 Plan. Attached as Exhibits 10.2, 10.3 10.4 and 10.5 hereto are the forms of award agreements used for the granting of restricted stock, restricted stock units and stock-settled stock appreciation rights pursuant to the 2006 Plan.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	World Fuel Services Corporation 2006 Omnibus Plan

10.2	Form of Restricted Stock Grant Agreement

10.3	Form of Stock-Settled Stock Appreciation Right Agreement

10.4	Form of Restricted Stock Units Grant Agreement (Non-Employee Director)

10.5	Form of Stock-Settled Stock Appreciation Right Agreement (Non-Employee Director)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2006	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel & Corporate Secretary